Exhibit 3(ii)
                                   BY-LAWS OF
                                    QNB CORP.
                              AMENDED AND RESTATED
                               AS OF MAY 17, 2005


ARTICLE I. OFFICES
                  Section 1.1 Registered Office. The registered office of the Corporation shall be located within the Commonwealth of Pennsylvania, at such place as the Board of Directors shall, from time to time, determine.

                  Section 1.2 Other Offices. The Corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania, as the Board of Directors may, from time to time, determine.

ARTICLE II. SHAREHOLDERS
                  Section 2.1 Place of Shareholders' Meetings. Meetings of shareholders shall be held at such places within or without the Commonwealth of Pennsylvania as may be fixed by the Board of Directors, from time to time. If no such place is fixed by the Board of Directors, meetings of the shareholders shall be held at the registered office of the Corporation.

                  Section 2.2 Annual Meeting. A meeting of the shareholders of the Corporation shall be held in each calendar year, on such date and at such time as the Board of Directors may determine, but in any event on or before March 31 of each year.

                  At such annual meeting, there shall be held an election of Directors.

                  Unless the Board of Directors shall deem it advisable, financial reports of the Corporation's business need not be sent to the shareholders and need not be presented at the annual meeting except as otherwise may be required by applicable law. If any report is deemed advisable by the Board of Directors, such report may contain such information as the Board of Directors shall determine and need not be certified by a Certified Public Accountant unless the Board of Directors shall so direct.

                  Section 2.3 Special Meetings. Special meetings of the shareholders may be called at any time:

               a.   By the President of the Corporation; or

               b.   By a majority of the Board of Directors.

         Upon the written request of any person or persons entitled to call a special meeting, which request shall set forth the purpose for which the meeting is desired, it shall be the duty of the Secretary to fix the date of such meeting to be held at such time, not less than five nor more than sixty days after the receipt of such request, as the Secretary may determine, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of such meeting and to give notice thereof within five days after receipt of such request, the person or persons calling the meeting may do so.

                  Section 2.4 Notices of Shareholders' Meetings. Written notice stating the date, place and hour and, if required by law or these By-laws, the purpose, of any meeting of the shareholders, shall be given to each shareholder of record entitled to vote at the meeting at least ten days prior to the day named for the meeting, unless otherwise

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         required by law. Such notices may be given at the discretion of, or in the name of, the Board of Directors, President, Vice President, Secretary or Assistant Secretary. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

                  Section 2.5 Quorum of and Action by Shareholders. Unless otherwise provided in the Articles of Incorporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purposes of considering such matter, and, unless otherwise specifically provided by law, a majority of the votes cast by shareholders at a duly organized meeting shall be the acts of the shareholders. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of Directors, those shareholders who attend the second of such adjourned meetings, although less than a quorum as fixed in this Section, or in the Articles of Incorporation, shall nevertheless constitute a quorum for the purpose of electing Directors.

                  Section 2.6 Voting. At least five days but not more than thirty days before any meeting of shareholders, the officer or agent having charge of the transfer books of the Corporation shall make a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order with the address of and the number of shares held by each, which list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

                  At all shareholders' meetings, shareholders entitled to vote may attend and vote either in person or by proxy. All proxies shall be in writing, executed by the shareholder or by his duly authorized attorney in fact, and shall be filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until the notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after eleven months from the date of execution, unless a longer time is expressly provided therein; but in no event shall a proxy, unless coupled with an interest, be voted on after three years from the date of its execution.

                  Except as otherwise specifically provided by law, all matters coming before the meeting shall be determined by a vote of shares. Such vote shall be taken by written ballot, and the Judge or Judges of Election or, if none, the Secretary of the Meeting, shall tabulate and certify the results of such vote.

                  Section 2.7 Action by Unanimous Consent of Shareholders. The Corporation's shareholders may not act by unanimous written consent.

ARTICLE III. BOARD OF DIRECTORS
                  Section 3.1 Number and Qualification. The number of Directors of the Corporation shall be no less than seven and no more than fifteen, as fixed from time to time by the affirmative vote of a majority of the Directors then in office. Each Director of the Corporation during the full term of his directorship must own a minimum of 800 shares of the authorized common stock of the Corporation.

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                  Section 3.2 Classes of Directors. The Board of Directors shall be and is divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each Director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such Director was elected. If, at any meeting of shareholders, due to a vacancy or vacancies, or otherwise, Directors of more than one class are to be elected, each class of Directors to be elected at the meeting shall be elected in a separate election. In the event of any increase or decrease in the authorized number of directors, (i) each Director then serving as such shall nevertheless continue as a Director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation, or removal, and (ii) the newly created or eliminated directorship resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of Directors so as to maintain such classes as nearly equal as possible

                  Section 3.3 Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing management of the Corporation, shall be made in writing and shall be delivered or mailed to the President of the Corporation, not less than 45 days nor more than 60 days prior to any meeting of shareholders called for the election of Directors, provided however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. All nominations shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

                  Section 3.4 Place of Meeting. Meetings of the Board of Directors may be held at such place within the Commonwealth of Pennsylvania or elsewhere as a majority of the Directors may from time to time appoint or as may be designated in the notice calling the meeting.

                  Section 3.5 Regular Meetings. A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of shareholders at the place where such meeting of the shareholders is held or at such other place, date and hour as a majority of the newly elected Directors may designate. At such meeting the Board of Directors shall elect officers of the Corporation. In addition to such regular meeting, the Board of Directors shall have the power to fix by resolution the place, date and hour of other regular meetings of the Board.

                  Section 3.6 Participation in Meetings by Conference Telephone. Any Director may participate in any meeting of the Board of Directors or of any committee (provided he is otherwise entitled to participate), be counted for the purpose of determining a quorum thereof and exercise all rights and privileges to which he might be entitled were he personally in attendance, including the right to vote, by means of conference telephone or other similar communications equipment by means of which all persons on the meeting can hear each other.

                  Section 3.7       Notices of Meeting of Board of Directors.

                          a. Regular Meetings. No notice shall be required to be
                  given of any regular meeting, unless the same is held at other than the time or place for holding such meetings as fixed in accordance with Section 3.4 of these By-Laws, in which event one days' notice shall be given of the time and place of such meeting.

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                  b. Special Meetings. Written notice stating the date, place and hour of any special meeting of the Board of Directors shall be given at least one day prior to the date named for the meeting.

                  Section 3.8 Quorum. A majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business, and unless otherwise provided in the Articles of Incorporation or in these By-Laws, the acts of a majority of the Directors present at a meeting at which a quorum is present shall be considered as the acts of the Board of Directors. If there is not a quorum present at a duly convened meeting of the Board of Directors, the majority of these present may adjourn the meeting from time to time and place to place.

                  Section 3.9 Informal Action by the Board of Directors. Any action which may be taken at a meeting of the Directors, or of the members of any committee of the Board of Directors, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the Directors, or members of the committee, as the case may be, and shall be filed with the Secretary of the Corporation. Insertion in the minute book of the Corporation shall be deemed filing with the Secretary regardless of whether the Secretary or some other authorized person has actual possession of the minute book. Written consents by all of the Directors or the members of any committee of the Board of Directors executed pursuant to this Section 3.9 may be executed in any number of counterparts and shall be deemed effective as of the date set forth therein.

                  Section 3.10      Powers.

                          a. General Powers. The Board of Directors shall have
                  all the power and authority granted by law to the Board, including all powers necessary or appropriate to the management of the business and affairs of the Corporation.

                          b. Specific Powers. Without limiting the general
                  powers conferred by the last preceding clause and the powers conferred by the Articles and these By-laws of the Corporation, it is hereby expressly declared that the Board of Directors shall have the following powers:

                                    1. To confer upon any officer or officers of
                           the Corporation the power to choose, remove or suspend assistant officers, agents or servants.

                                    2. To appoint any person, firm or
                           corporation to accept and hold in trust for the Corporation any property belonging to the Corporation or in which it is interested, and to authorize any such person, firm or corporation to execute any documents and perform any duties that may be requisite in relation to any such trust.

                                    3. To appoint a person or persons to vote
                           shares of another corporation held and owned by the Corporation.

                                    4. By resolution adopted by a majority of
                           the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the Directors of the Corporation. To the extent provided in any such resolution, and to the extent permitted by law, a committee so designated shall have and may exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If specifically granted this power by the Board in its resolution establishing the committee, in the absence or disqualification of any member and all designated alternates of such committee or committees or if the whole Board of Directors has failed to designate alternate members, the member or members thereof present at any meeting

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                           and not disqualified from voting, whether or not he
                           or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member.

                                    5. To fix the place, time and purpose of
                           meetings of shareholders.

                                    6. To fix the compensation of Directors and
                           officers for their services.

                  Section 3.11 Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, may be filled by a majority of the remaining members of the Board of Directors though less than a quorum, and each person so elected shall be a Director until his successor is duly elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto, or until his earlier resignation or removal.

ARTICLE IV.  OFFICERS
                  Section 4.1 Election and Office. The Corporation shall have a President, a Secretary and a Treasurer who shall be elected by the Board of Directors. The Board of Directors may elect as additional officers a Chairman of the Board of Directors, one or more Vice-Presidents, and one or more other officers or assistant officers. Any number of offices may be held by the same person.

                  Section 4.2 Term. The officers and assistant officers shall each serve at the pleasure of the Board of Directors and until the annual meeting of the Board of Directors following the next annual meeting of shareholders unless removed from office by the Board of Directors during their respective tenures.

                  Section 4.3 Powers and Duties of the President. Unless otherwise determined by the Board of Directors, the President shall have the usual duties of an executive officer with general supervision over and direction of the affairs of the Corporation. In the exercise of these duties and subject to the limitations of the laws of the Commonwealth of Pennsylvania, these By-laws, and the actions of the Board of Directors, he may appoint, suspend, and discharge employees, agents and assistant officers, fix the compensation of all officers and assistant officers, shall preside at all meetings of the shareholders at which he shall be present, and, unless there is a Chairman of the Board of Directors, shall preside at all meetings of the Board of Directors. He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

                  Unless otherwise determined by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the shareholders of any corporation in which the Corporation may hold stock, and, at any such meeting, shall possess and may exercise any and all the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised.

                  Section 4.4 Powers and Duties of the Secretary. Unless otherwise determined by the Board of Directors, the Secretary shall be responsible for the keeping of the minutes of all meetings of the Board of Directors, shareholders and all committees, in books provided for that purpose, and for the giving and serving of all notices for the Corporation. He shall have charge of the corporate seal, the

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         certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct. He shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

                  Section 4.5 Powers and Duties of the Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the Corporation which may come into his hands. When necessary or proper, unless otherwise determined by the Board of Directors, he shall endorse for collection on behalf of the Corporation checks, notes, and other obligations, and shall deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate and shall sign all receipts and vouchers for payments made to the Corporation. He shall sign all checks made by the Corporation, except when the Board of Directors shall otherwise direct. He shall be responsible for the regular entry in books of the Corporation to be kept for such purpose, full and accurate account of all funds and securities received and paid by him on account of the Corporation.

                  Whenever required by the Board of Directors, he shall render a statement of the financial condition of the Corporation. He shall have such other powers and shall perform such other duties as may be assigned to him from time to time by the Board of Directors. He shall give such bond, if any, for the faithful performance of his duties as shall be required by the Board of Directors and any such bond shall remain in the custody of the President.

                  Section 4.6 Powers and Duties of the Chairman of the Board of Directors. Unless otherwise determined by the Board of Directors, the Chairman of the Board of Directors, if any, shall preside at all meetings of Directors. He shall have such other powers and perform such further duties as may be assigned to him by the Board of Directors.

                  Section 4.7 Powers and Duties of Vice-Presidents and Assistant Officers. Unless otherwise determined by the Board of Directors, each Vice-President and each assistant officer shall have the powers and perform the duties of his respective superior officer. Vice-Presidents and assistant officers shall have such rank as may be designated by the Board of Directors. Vice Presidents may be designated as having responsibility for a specific area of the Corporation's affairs, in which event such Vice-President shall be superior to the other Vice-Presidents in relation to matters within his area. The President shall be the superior officer of the Vice-Presidents. The Treasurer and Secretary shall be the superior officers of the Assistant Treasurers and Assistant Secretaries, respectively.

                  Section 4.8 Delegation of Office. The Board of Directors may delegate the powers or duties of any office of the Corporation to any other person from time to time.

                  Section 4.9 Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring from whatever reason.

ARTICLE V. CAPITAL STOCK

                  Section 5.1 Share Certificates. Every share certificate shall be signed by the Chairman of the Board or the President or Vice-President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary and sealed with the corporate seal, which may be a facsimile, engraved or printed, but where such certificate is signed by a transfer agent or a register, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed.

                  Section 5.2 Transfer of Shares. Transfer of shares shall be made on the books of the Corporation only upon surrender of the share

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         certificate, duly endorsed or with duly executed stock powers attached and otherwise in proper form for transfer, which certificate shall be cancelled at the time of the transfer.

                  Section 5.3 Determination of Shareholders of Record and Closing Transfer Books. The Board of Directors may fix a time, not more than fifty days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of or to vote at any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares or otherwise. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of or to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten day before the closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice. While the stock transfer books of the Corporation are closed, no transfer of shares shall be made thereon. Unless a record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, or vote at, a shareholders' meeting, transferees of shares which are transferred on the books of the Corporation within ten days preceding the date of such meet shall not be entitled to notice of or to vote at such meeting. The Corporation may treat the registered owner of each share of stock as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of the owner thereof.

                  Section 5.4 Lost Share Certificates. Unless waived in whole or in part by the Board of Directors, any person requesting the issuance of a new certificate in lieu of an alleged lost, destroyed, mislaid or wrongfully taken certificate, shall (1) give to the Corporation his bond or indemnity with an acceptable surety; and (2) satisfy such other reasonable requirements as may be imposed by the Corporation. Thereupon a new share certificate shall be issued to the registered owner or his assigns in lieu of the alleged lost, destroyed, mislaid or wrongfully taken certificate, provided that the request therefore and issuance thereof have been made before the Corporation has notice that such shares have been acquired by a bona fide purchaser.

ARTICLE VI. NOTICES; COMPUTING TIME PERIODS

                  Section 6.1 Contents of Notice. Whenever any notice of a meeting is required to be given pursuant to these By-laws or the Articles of Incorporation or otherwise, the notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders or where otherwise required by law, the general nature of the business to be transacted at such meeting.

                  Section 6.2 Method of Notice. All notices shall be given to each person entitled thereto, either personally or by sending a copy thereof through the mail or by telegraph, charges prepaid, to his address appearing on the books of the Corporation, or supplied by him to the Corporation for the purpose of notice in the case of a notice to shareholders. If notice is sent by mail or telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States Mail or with the telegraph office for transmission; if notice is published in a newspaper, it shall be deemed to have been given to all the persons addressed therein on the day that such notice is published.


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                  Section 6.3 Computing Time Periods. In computing the number of days for purposes of these By-laws, all days shall be counted, including Saturdays, Sundays or holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday. In computing the number of days for the purpose of giving notice of any meeting, the date upon which the notice is given shall be counted but the day set for the meeting shall not be counted. Notice given twenty-four hours before the time set for a meeting shall be deemed one day's notice.

ARTICLE VII.  INDEMNIFICATION

                  Section 7.1 Mandatory Indemnification of Directors and Officers. The Corporation shall indemnify, to the fullest extent now or hereafter permitted by law, each director or officer (including each former director or officer) of the Corporation who was or is made a party to or a witness in or is threatened to be made a party to or a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of the Corporation, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

                  Section 7.2 Mandatory Advancement of Expenses to Directors and Officers. The Corporation shall pay expenses (including attorneys' fees and disbursements) incurred by a director or officer of the Corporation referred to in Section 7.1 hereof in defending or appearing as a witness in any civil or criminal action, suit or proceeding described in Section 7.1 hereof in advance of the final disposition of such action, suit or proceeding. The expenses incurred by such director or officer shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding only upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts advanced if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

                  Section 7.3 Permissive Indemnification and Advancement of Expenses. The Corporation may, as determined by the Board of Directors from time to time, indemnify to the fullest extent now or hereafter permitted by law, any person who was or is a party to or a witness in or is threatened to be made a party to or a witness in, or is otherwise involved in, any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of the Corporation, both as to action in his official capacity and as to action in another capacity while holding such office or position, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceedings. The Corporation may, as determined by the Board of Directors from time to time, pay expenses incurred by any such person by reason of his participation in an action, suit or proceeding referred to in this Section in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

                  Section 7.4 Scope of Indemnification. Indemnification under this Article is provided pursuant to Section 8365 of the Pennsylvania Directors' Liability Act (or any successor provision or statute), and this Article is intended to provide indemnification in accordance with its terms whether the Corporation would have the power to so indemnify under any other provisions of law except such Act and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the Corporation; indemnification under this Article shall not be made by the Corporation in any case where the alleged act or failure to act giving rise to the

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         claim for indemnification is expressly prohibited by the Pennsylvania
         Directors' Liability Act or any successor statute as in effect at the time of such alleged action or failure to take action.

                  Section 7.5 Insurance; Funding to Meet Indemnification Obligations. The Corporation shall have the power to purchase and maintain insurance on behalf of any authorized representative of the Corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability. The Board of Directors, without further approval of the shareholders, shall have the power to borrow money on behalf of the Corporation, including the power to pledge the assets of the Corporation, from time to time to discharge the Corporation's obligations with respect to indemnification and the advancement and reimbursement of expenses, and the purchase and maintenance of insurance on behalf of each director and officer against any liability asserted against or incurred by such director or officer in any capacity.

                  Section 7.6 Miscellaneous. Each director and officer of the Corporation shall be deemed to act in such capacity in reliance upon such rights of indemnification and advancement of expenses as are provided in this Article. The rights of indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors, statute or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person. Any repeal or modification of this Article by the shareholders or the Board of Directors of the Corporation shall not adversely affect any right or protection existing at the time of such repeal or modification to which any person may be entitled under this Article.

                  Section 7.7 Definition of Corporation. For purposes of this Article, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of the constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its authorized representatives so that any person who is or was an authorized representative of such constituent corporation shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  Section 7.8 Definition of Authorized Representative. For the purposes of this Article, the term "authorized representative" shall mean a director, officer, employee or agent of the Corporation or of any subsidiary of the Corporation, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Corporation or by any subsidiary of the Corporation, or a person serving another corporation, partnership, joint venture, trust or other enterprise in any of the foregoing capacities at the request of the Corporation.

ARTICLE VIII. FISCAL YEAR

                  Section 8.1 The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

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ARTICLE IX. AMENDMENTS

                  Section 9.1 The shareholders entitled to vote thereon shall have the power to alter, amend, or repeal these By-laws, by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon, at any regular or special meeting, duly convened after notice to the shareholders of such purpose, provided however that Sections 3.1 and 3.2 of Article III and this Section 9.1 of these By-laws may be amended or repealed only by a vote of shareholders entitled to cast at least two-thirds of the votes which all shareholders are entitled to cast at a special meeting called for that purpose. The Board of Directors, by a majority vote of those voting, shall have the power to alter, amend, and repeal these By-laws, at any regular or special meeting duly convened after notice of such purpose, subject always to the power of the shareholders to further alter, amend or repeal these By-laws.

ARTICLE X. INTERPRETATION OF BY-LAWS

                  Section 10.1 All words, terms and provisions of these By-laws shall be interpreted and defined by and in accordance with the Pennsylvania Business Corporation Law, as amended, and as amended from time to time hereafter.